UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28 2019, H-CYTE, Inc. (the “Company”) issued a promissory note (the “Note”) in the principal amount (the “Principal Amount”) of an aggregate of $150,000 to Horne Management, LLC, a limited liability located in Fort Lauderdale, Florida (the “Lender”) and controlled by Mr. William E. Horne, the Chief Executive Officer of the Company. The Note bears an interest rate of 12% per annum and has a maturity date of April 28, 2020 (the “Maturity Date”). Pursuant to the Note, if the Company does not pay the Principal Amount and any and all accrued but unpaid interest by December 28, 2019, then the Company shall issue to the Lender a three-year warrant to purchase 171,429 shares of the Company’s common stock at a purchase price of $0.75 per share. Additionally, if the Company does not pay the Principal Amount and any and all accrued but unpaid interest by the Maturity Date, then the interest rate shall increase from 12% to 15% from the Maturity Date onwards.. The Company has received the funds represented by the Notes.

The foregoing description of the Note is qualified in its entirety by reference to the full context of the Note, a copy of which is attached herein as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
4.1	Loan Agreement by and between the Company and Horne Management, LLC dated October 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: November 1, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer